Exhibit 99.1

FIRST KEYSTONE CORPORATION ANNOUNCES

THIRD QUARTER DIVIDEND

Berwick, Pennsylvania – August 25, 2016 - First Keystone Corporation (OTC PINK: FKYS), parent company of First Keystone Community Bank, declared a $0.27 per share quarterly cash dividend to shareholders of record as of September 15, 2016, payable September 30, 2016.

Total cash dividends per share for the nine months ending September 30, 2016 will be $0.81, the same amount paid in the first nine months of 2016.

First Keystone Community Bank provides innovative business and personal banking products that focus on “Yesterday’s Traditions. Tomorrow’s Vision.” First Keystone Community Bank recently celebrated its 150th anniversary being an independently owned community bank since 1864. The Bank currently operates offices in Columbia (5), Luzerne (8), Montour (1), and Monroe (4) counties.

Inquiries regarding the purchase of the Corporation’s stock may be made through the following brokers: RBC Dain Rauscher, 800-223-4207; Janney Montgomery Scott, Inc., 800-526-6397; Boenning & Scattergood, Inc., 800-883-8383; and Stifel Nicolaus & Co. Inc., 800-223-6807.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks, changing economic and competitive conditions and other risks and uncertainties.

For more information on First Keystone Community Bank or its parent company, First Keystone Corporation, please contact Matthew P. Prosseda at 570-752-3671.